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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

                         Date of Report: March 1, 2000

              (Date of earliest event reported: February 18, 2000)


                        Data Systems Network Corporation

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             (Exact name of registrant as specified in its charter)


        Michigan                    1-13424                    38-2649874
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(State or other jurisdiction       (Commission                (IRS Employer
        of incorporation)           File Number)            Identification No.)





 34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan    48331
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(Address of principal executive offices)                           (Zip Code)





Registrant's telephone number, including area code (248) 489-8700



                                       N/A

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          (Former name or former address, if changed since last report)



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Item 5.       Other Events.

On February 29, 2000, TekInsight.Com, Inc. announced it had entered into a definitive agreement to acquire Data Systems Network Corporation. Pursuant to the terms of the Agreement and Plan of Merger, Data Systems will be merged into Astratek, Inc., a wholly owned operating subsidiary of TekInsight, in a transaction designed to achieve tax-free treatment for federal income tax purposes. In consideration for the merger, Data Systems shareholders will receive a varying purchase price (the "Merger Price") which will equal $12,500,000 if the market price of TekInsight's common stock at the time of closing (the "Market Price") is less than $5.00 per share, $16,000,000 if the Market Price is between $5.00 and $7.00 per share, and $18,000,000 if the Market Price is over $7.00 per share. The Merger Price will be delivered to Data Systems shareholders through the distribution of a number of shares of a new class of TekInsight Convertible Preferred Stock proposed to be listed on the Nasdaq Small Cap market, with the number of such shares to be found by dividing the applicable Merger Price by the Market Price. Completion of the merger is subject to a number of conditions, including receipt of TekInsight and Data Systems shareholder approval, acceptance by Nasdaq for the listing of the convertible preferred stock and other customary closing conditions. There can be no assurance that Nasdaq listing will be obtained for the newly issued Convertible Preferred Stock, or that any of the other closing conditions will be satisfied. Although no assurances can be given, the parties intend to close the merger no later than June 30, 2000. A copy of the Agreement and Plan of Merger, dated February 18, 2000, is attached hereto as Exhibit 2.1. A copy of the press release announcing the signing of the Agreement and Plan of Merger is also attached hereto as Exhibit 99.1.

FORWARD LOOKING STATEMENTS

This Report contains certain  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this Report are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the closing of the transaction described above, government regulation, and general economic and business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward looking statements contained herein should not be regarded as representations by TekInsight, Data Systems or any other person that the projected outcomes can or will be achieved.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

TekInsight plans to file a Registration Statement on SEC Form S-4 in connection with the merger, and TekInsight and Data Systems expect to mail a Joint Proxy Statement/Prospectus to shareholders of TekInsight and Data Systems containing information about the merger. Investors and shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about TekInsight, Data Systems, the

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merger, the persons  soliciting proxies relating to the merger,  their interests in the merger, and other related matters. Investors and shareholders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus and these other documents may also be
obtained   (when   available)   from   TekInsight  by  directing  a  request  to
TekInsight.Com, Inc., 5 Hanover Square, 24th Floor, New York, New York 10004, attention: Arion Kalpaxis, telephone: (212) 278-8520.

In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, TekInsight and Data Systems file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by TekInsight or Data Systems at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. TekInsight's and Data Systems' filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.



Item 7.       Financial Statements and Exhibits.

        (c)    Exhibits.

               Exhibit 2.1 Agreement and Plan of Merger, dated February 18, 2000, among TekInsight.Com, Inc. Astratek, Inc. and Data Systems Network Corporation.

               Exhibit 99.1 Press release, dated February 29, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 1, 2000              DATA SYSTEMS NETWORK CORPORATION



                                      By: /s/ Michael Jansen
                                         -------------------------------
                                         Michael Jansen, Chief Financial Officer


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                                  EXHIBIT INDEX

         EXHIBIT NUMBER           EXHIBIT NAME

         2.1 Agreement and Plan of Merger, dated February 18, 2000, among TekInsight.Com, Inc., Astratek, Inc. and Data Systems Network Corporation.

         99.1                     Press release, dated February 29, 2000.